Exhibit 99.1

Chesapeake Announces New Officer Appointments

Richmond, Va. - Chesapeake Corporation (NYSE:CSK) announced it is implementing a realignment of senior management to reflect the global focus of its specialty packaging business. The realignment is in line with Chesapeake's goal of streamlining its organizational structure.

Chesapeake Chairman, President and Chief Executive Officer Thomas H. Johnson, said, "These changes are designed to establish an organization, both in operational and staff functions, which is consistent with our businesses, and facilitates operational excellence and strategic growth."

Andrew J. Kohut, formerly senior vice president-strategic business development, has been appointed executive vice president & chief financial officer. In addition to leading the financial function, Kohut will continue to be responsible for overseeing corporate strategy and managing Chesapeake's investments in developing markets. He has been an officer of Chesapeake since 1991.

J.P. Causey Jr., formerly senior vice president, secretary & general counsel, has been appointed executive vice president, secretary & general counsel. Causey joined Chesapeake in 1984 as secretary and general counsel.

Martin O'Connell was appointed senior vice president - plastics and luxury packaging. O'Connell has worked for Chesapeake's specialty packaging subsidiary based in the United Kingdom, Field Group, since 1976. Most recently he has been responsible for the Corporation's French luxury packaging businesses, as well as leading purchasing and business development activities for Chesapeake's Paperboard Packaging segment.

Joel K. Mostrom, formerly vice president-investor relations, has been appointed vice president & treasurer. Mostrom will continue to lead Chesapeake's real estate development activities, a role he has had since 1992. He was elected an officer of the Corporation in 1998. He has been responsible for Chesapeake's investor relations program since 2000 and will continue in that role.

Dr. Peter L. Lee, vice president-Asia Pacific business development for the Company's Chesapeake International Holding Company subsidiary, has now been appointed vice president-special assistant to the chairman for China affairs for Chesapeake Corporation.

Johnson said, "Andy and J.P. have been with Chesapeake since the early 1980s and will provide the needed leadership for a small, efficient corporate staff. Joel also has served Chesapeake for over ten years and is well qualified to move into the role of treasurer. Martin and Peter both have significant experience in leadership roles for international packaging. I believe this group, along with other members of management, have the experience, strength and capability to lead Chesapeake into the future."

As part of Chesapeake's realignment steps, several officers will leave. John F. Gillespie, senior vice president-human resources & organizational development left at the end of November. Thomas A. Smith, vice president-human resources, Louis K. Matherne, Jr., treasurer, and Christopher R. Burgess, assistant vice president-strategic business development, will leave at the end of the year under the Corporation's corporate staff voluntary separation program. William T. Tolley, senior vice president-finance & chief financial officer, and Mark Ennis, senior vice president and president of the Company's Boxmore International PLC subsidiary, will serve in transitional roles until they depart in early 2002.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging. Chesapeake is a leading European folding carton, leaflet and label supplier and a leader in plastics packaging for niche markets. Chesapeake has over 50 locations in North America, Europe, Africa and Asia. Chesapeake's website is www.cskcorp.com.

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This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as folding carton and plastic materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; fluctuations in foreign exchange rates; the ability of the Company to remain in compliance with its debt covenants; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission. Chesapeake does not undertake any duty to update any forward-looking statements in this news release and encourages users of this release to review public disclosure by Chesapeake subsequent to the date of this release.